Page 23 of 34 Pages

                                   EXHIBIT 6

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                        x
---------------------------------------x
In re:                                 )    Chapter 11
                                       )
PRIMARY PDC, INC.                      )    Case No. 01-10864 (PJW)
(f/k/a Polaroid Corporation)           )
           et al.,                     )
           -- ---                      )
                                       )    Jointly Administered
                      Debtors.         )    Related Documents:  2466
---------------------------------------x


          STIPULATED ORDER (A) AMENDING REGISTRATION RIGHTS AGREEMENT
                   AND (B) RESOLVING CERTAIN RELATED MATTERS

          WHEREAS,  on  October  12,  2001 (the  "Petition  Date"),  each of the above-captioned Debtors fled a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code. Through the date of this Stipulated Order, the Debtors have managed and operated their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, on July 3, 2002, this Court entered the Order Authorizing and Approving (1) Asset Purchase Agreement (the "APA"), (2) Sale of Substantially All of the Debtors' Assets Free and Clear of Liens, Claims, and Encumbrances (the "Sale") to OEP Imaging Corporation (n/k/a/ Polaroid Holding Company) ("New Polaroid"), (3) Assumption and Assignment to OEP Imaging Corporation of Certain Executory Contracts and Unexpired Leases, and (4) Certain Related Relief (the "Sale Order"). The Sale to New Polaroid closed on July 31, 2002; and

          WHEREAS, in connection with the Sale, Primary PDC, Inc. (f/k/a Polaroid Corporation), New Polaroid and One Equity Partners, LLC executed that certain Registration Rights Agreement, dated as of July 31, 2002 (the "Registration Rights Agreement"); and

          WHEREAS, on March 21, 2003, the Official Committee of Unsecured Creditors (the "Committee") and the Debtors jointly filed (i) the Second Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors, dated March 21, 2003 (as the same may be modified, amended, supplemented, replaced, or otherwise filed in the Debtors' cases by any party, the "Proposed Plan") and (ii) the Disclosure Statement with Respect to Second Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors, dated March 21, 2003 (as the same may be modified, amended, supplemented, replaced, or otherwise filed in the Debtors' cases by any party, the "Proposed Disclosure Statement"); and

          WHEREAS, the Debtors and the Committee filed a motion (the "2004 Motion"), dated March 28, 2003, seeking an order compelling certain discovery from New Polaroid pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure; and

          WHEREAS, this Court has scheduled a hearing for October 8, 2003 (as same may be adjourned) to consider the adequacy of the Proposed Disclosure Statement; and

          WHEREAS, the Debtors, the Committee, and New Polaroid desire to (a) amend the Registration Rights Agreement and (b) resolve (i) certain scheduling issues related thereto and (b) the issues raised, and relief requested, in the 2004 Motion.

                                                             Page 24 of 34 Pages


          NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto (through their respective undersigned attorneys) as follows:

     1. New Polaroid shall deliver to the Debtors and the Committee, on or before September 9, 2003, the financial and other information (the "New Polaroid Information") that Polaroid believes is required for inclusion, with respect to New Polaroid and its common stock and preferred stock (collectively, the "Stock"), in a Registration Statement on Form 10 prepared in all material respects in conformity with the requirements of such Form and Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder (collectively, the "Form 10 Regulations") to register the Stock under the Exchange Act.

     2. The Debtors and the Committee shall withdraw the 2004 Motion prior to a hearing on the Proposed Disclosure Statement unless the Debtors or the Committee shall have provided a written notice to New Polaroid within five days after receipt of the New Polaroid Information that the Debtors and the Committee reasonably believe the New Polaroid information is inadequate.

     3. From and after delivery of the New Polaroid Information pursuant to Paragraph 1 hereof, New Polaroid shall promptly deliver to the Debtors and the Committee any amendments to, or restatements of, the New Polaroid Information that New Polaroid may undertake in accordance with the Form 10 Regulations.

     4. Upon receipt of the New Polaroid Information, the Debtors and the Committee shall promptly file with the Bankruptcy Court an amended Proposed
Disclosure Statement that includes as an exhibit thereto the New Polaroid Information (as amended or restated pursuant to paragraph 3 hereof).

     5. Thereafter, any Proposed Disclosure Statement(s) subsequently amended and/or filed with the Bankruptcy Court by the Debtors and the Committee shall similarly include as an exhibit thereto the New Polaroid Information (as amended or restated pursuant to paragraph 3 hereof).

     6. New Polaroid hereby grants the Debtors and the Committee permission (a) to attach the New Polaroid Information (as amended or restated pursuant to paragraph 3 hereto or by order of this Court) as an exhibit to the Proposed Disclosure Statement under the terms and conditions set forth in this Stipulated Order and (b) to distribute the New Polaroid Information (as amended or restated pursuant to paragraph 3 hereof or by order of this Court) in connection with the solicitation of votes to approve or reject the Proposed Plan, provided, however,
(1) that this Court shall first have entered an order that provides that New Polaroid shall be deemed, solely for the limited purpose of the provisions of Bankruptcy Code ss. 1125(e) and not for any other purpose, to be participating (solely with respect to, and to the limited extent of, its having provided (in order to fulfill its obligations under the APA) the New Polaroid Information to the Committee and the Debtors pursuant to the terms of this Stipulation for the latters' inclusion thereof in the Disclosure Statement) in the offer, issuance, sale, or purchase of a security, offered or sold under the Proposed Plan, of a newly organized successor to the Debtors under the Proposed Plan, (2) that the Debtors and the Committee shall each use their reasonable best efforts to ensure that (1) the Proposed Plan, as confirmed, includes a provision that, and (ii) the order of the Bankruptcy Court confirming the Proposed Plan includes a ruling that, pursuant to Bankruptcy Code ss. 1125(e), New Polaroid shall not be liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities, and
(3) the Disclosure Statement shall expressly provide that New Polaroid is (i) not soliciting acceptances or rejections of the Proposed Plan, and (ii) other than providing the New Polaroid Information to the Debtors and the Committee in accordance with this Stipulation and the APA, is not otherwise participating in the offer, issuance, sale, or purchase of the Stock or other security offered or sold under the Proposed Plan.

                                                             Page 25 of 34 Pages

     7. New Polaroid (a) shall use its reasonable best efforts to file with the SEC a Registration Statement on Form 10 (the "Form 10") registering its Stock; pursuant to the Form 10 Regulations within two days after this Court shall have entered an order approving a Proposed Disclosure Statement, and (b) shall use its reasonable best efforts to cause the SEC to declare the Form 10 effective on or prior to the effective date of the Proposed Plan.

     8. The Debtors and the Committee shall each use their reasonable best efforts to obtain a final and non-appealable from this Court that the New Polaroid Information to be provided or otherwise made available by New Polaroid hereunder shall be adequate and sufficient for all purposes and in full and complete satisfaction of any and all obligations or responsibilities (if any) that New Polaroid may have to provide information or documents in these Cases with respect to the Proposed Disclosure Statement and the issuance, offer, distribution, and/or sale of the Stock under the Proposed Plan (for purposes, and in satisfaction, of Bankruptcy Code ss. 1145, as provided in Section 7.05 of the APA, or otherwise).

     9. Section 1.1 of the Registration Rights Agreement, entitled, Registration Rights; Certain Limitations, shall be amended as follows:


        Polaroid shall have registration rights with respect to the Registrable Securities as set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, however, (i) Polaroid shall not be entitled to request any Demand Registration (as hereinafter defined), and the Company shall not be obligated to prepare, file, or cause to become effective any registration statement in connection with any Demand Registration, involving any sale or other disposition of Registrable Securities other than the distribution by Polaroid of Registrable Securities to the creditors of Polaroid in connection with and as required by the plan of reorganization or plan of liquidation which is confirmed (in the form so confirmed, the "Confirmed Plan" in connection with the current bankruptcy proceedings of Polaroid (the "Distribution"), and (ii) Polaroid shall not be entitled to any registration rights with respect to the Registrable Securities (regardless of whether a Demand Registration shall have previously been requested), and the Company shall not be obligated to prepare, file or cause to become effective any registration statement in connection with any Demand Registration after (1) the tenth day following the date on which the Bankruptcy Court shall have entered the order contemplated by Section 7.05 of the Asset Purchase Agreement (the "Confirmation Order"), or, if later, the date on which the Confirmation Order is not, or is no longer, the subject of any stay pending appeal or other stay (the "Final Confirmation Date") and (2) the Company shall have filed a registration statement to register the Preferred Stock and the Common Stock pursuant to Section 12(g) of the Exchange Act (as hereinafter defined), and the registration statement has become effective under the Exchange Act. Without limiting the generality of clause
        (i) of the preceding sentence, Polaroid shall not be entitled to request a Demand Registration which contemplates a registration in which Registrable Securities are sold to an underwriter for reoffering to the public, and no such underwritten offering shall be made pursuant to any Demand Registration.

                                                             Page 26 of 34 Pages

     10. Sections 7.1 and 7.2 of the Registration Rights Agreement shall each be amended by deleting the phrase "the date Polaroid receives the Letter" in each such section and replacing such phrase in each instance with the following: "the Final Confirmation Date".

     11. Except as specifically amended in Paragraphs 9 and 10 above, the terms and provisions of the Registration Rights Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms. All references in the Registration Rights Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the "Registration Rights Agreement" shall be deemed for all purposes to refer to the Registration Rights Agreement, as amended by Paragraphs 9 and 10 above.

     12. This Stipulated Order may be executed in counterparts which, when take together, shall constitute the parties' entire agreement. 13. This Stipulated Order is subject to the approval of this Court. In the event that this Court fails to so order this Stipulated Order in its entirety, then this Stipulated Order shall be null and void and of no force and effect.

                                   SKADDEN,  ARPS, SLATE, MEAGHER & FLOM LLP

                                   By:
                                           -------------------------------------
                                           Gregg M. Galardi (I.D. No. 2991)
                                           Mark L. Desgrosseilliers
                                           (I.D. No. 4083)
                                           One Rodney Square
                                           P.O. Box 636
                                           Wilmington, Delaware 19899
                                           (302) 651-3000

                                           -- and --

                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                   (ILLINOIS)

                                   Eric Kaup
                                   333 West Wacker Drive
                                   Chicago, Illinois 60606
                                   (312) 407-0700

                                   Counsel to the Debtors and Debtors In
                                   Possession

                                   AKIN GUMP STRAUSS HAUER & FELD LLP

                                   By:
                                           -------------------------------------
                                           Fred S. Hodara
                                           Philip C. Dublin
                                           Nava Hazan
                                           590 Madison Avenue
                                           New York, New York 10022
                                           (212) 872-1000

                                   Counsel to the Official Committee of
                                   Unsecured Creditors

                                   ---------------------------------------------
                                   Joel H. Levitin
                                   Stephen J. Gordon
                                   Dechert LLP

                                                             Page 27 of 34 Pages

                               STIPULATED ORDER (A) AMENDING REGISTRATION RIGHTS
                             AGREEMENT AND (B) RESOLVING CERTAIN RELATED MATTERS

                                           30 Rockefeller Plaza
                                           New York, NY 10112
                                           (212) 698-3500

                                           Counsel to Polaroid Holding Company
                                           f/k/a OEP Imaging Corporation



Dated:    Wilmington, Delaware             SO ORDERED
          September 7, 2003


                                           -------------------------------------
                                           The Honorable Peter J. Walsh
                                           United States Bankruptcy Judge